UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 595-1900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 26, 2015, the Company received a deficiency letter (the “Notice Letter”) from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that, based on the Company’s market value for the 30 consecutive business days preceding February 26, 2015, the Company does not comply with the minimum market value of listed securities requirement of $35 million, as set forth in NASDAQ Listing Rules 5550(b)(2).  The notification has no immediate effect on the listing of the Company’s common stock on the NASDAQ Capital Market.

In accordance with NASDAQ Listing Rule 5810(c)(3)(C), the Company has a grace period of 180 calendar days to regain compliance with the minimum market value of listed securities requirement for continued listing.  In order to regain compliance, the number of total shares outstanding of the Company multiplied by the closing bid price of the Company’s common stock must be at least $35 million for a minimum of ten consecutive business days during the 180-day grace period.  The NASDAQ staff, in its discretion, may extend the compliance period of ten business days to a period of generally no more than 20 consecutive business days.  If the Company fails to regain compliance within the 180-day grace period, the Company will receive written notification that its common stock is subject to delisting, but the Company may appeal the delisting determination to a NASDAQ hearings panel.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2015

ZaZa Energy Corporation

By:	/s/ Todd A. Brooks
Todd A. Brooks
President and Chief Executive Officer

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